EXHIBIT 22

                    Subsidiaries of the Registrant


     A.   Wholly-owned subsidiaries.

     Amwell Chase, Inc., a Delaware corporation.
     Bennington Hunt, Inc., a Delaware corporation.
     Broad Run Sewer Co., Inc., a Delaware corporation.
     Bunker Hill Estates, Inc., a Delaware corporation.
     Chesterbrooke, Inc., a Delaware corporation.
     Connecticut Land Corp., a Delaware corporation.
     Corner Ketch, Inc., a Delaware corporation.
     Daylesford Development Corp., a Delaware corporation.
     Dover General, Inc., a Massachusetts corporation.
     Eastern States Engineering, Inc., a Delaware corporation. Edmunds-Toll Construction Company, an Arizona corporation. Fairway Valley, Inc., a Delaware corporation.
     First Brandywine Investment Corp., a Delaware corporation.
     First Brandywine Investment Corp. II, a Delaware corporation. First Brandywine Investment Corp. III, a Delaware corporation. First Brandywine Management Del. Corp., a Delaware corporation. First Huntingdon Finance Corp., a Delaware corporation.
     Franklin Farms G.P., Inc., a Delaware corporation.
     MA Limited Land Corporation, a Delaware corporation.
     Mansfield Development Corp., a Delaware corporation.
     Maple Point, Inc., a Delaware corporation.
     Maryland Limited Land Corporation, a Delaware corporation. Montgomery Development, Inc., a Delaware corporation.
     Mountain View Real Estate, Inc., a Pennsylvania corporation. Polekoff Farm, Inc., a Pennsylvania corporation.
     Shrewsbury Hills, Inc., a Delaware corporation.
     Springfield Chase, Inc., a Delaware corporation.
     Stewarts Crossing, Inc., a Delaware corporation.
     Suncoast Properties, Inc., a California corporation.
     TB Proprietary Corp., a Delaware corporation.
     TBGP Corp., a Pennsylvania corporation.
     Tenby Hunt, Inc., a Delaware corporation.
     Toll AZ GP Corp., a Delaware corporation.
     Toll Bros., Inc., a Delaware corporation.
     Toll Bros., Inc., a Pennsylvania corporation.
     Toll Bros. of North Carolina, Inc., a North Carolina corporation. Toll Bros. of Texas, Inc., a Texas corporation.
     Toll CA GP Corp., a California corporation.
     Toll Corp., a Delaware corporation.
     Toll FL GP Corp., a Florida corporation.
     Toll Holdings, Inc., a Delaware corporation.
     Toll Land Corp. No. 6, a Pennsylvania corporation.
     Toll Land Corp. No. 10, a Delaware corporation.
     Toll Land Corp. No. 20, a Delaware corporation.
     Toll Land Corp. No. 25, a Delaware corporation.
     Toll Land Corp. No. 43, a Delaware corporation.
     Toll Land Corp. No. 45, a Delaware corporation.
     Toll Land Corp. No. 46, a Delaware corporation.
     Toll Land Corp. No. 47, a Delaware corporation.
     Toll Land Corp. No. 48, a Delaware corporation.
     Toll Land Corp. No. 49, a Delaware corporation.
     Toll Land Corp. No. 50, a Delaware corporation.
     Toll NC GP Corp., a North Carolina corporation.
     Toll PA GP Corp., a Pennsylvania corporation.
     Toll Peppertree, Inc., a New York corporation.
     Toll Philmont Corporation, a Delaware corporation.
     Toll TX GP Corp., a Delaware corporation.
     Toll VA GP Corp., a Delaware corporation.
     Toll Wood Corporation, a Delaware corporation.
     Warren Chase, Inc., a Delaware corporation.
     Westminster Abstract Company, a Pennsylvania corporation. Westminster Mortgage Corporation, a Delaware corporation. Westminster Security Company, a New Jersey corporation.
     Windsor Development Corp., a Pennsylvania corporation.

     B.   Wholly-owned partnerships


     Afton Chase, L.P., a Pennsylvania limited partnership.
     Alexandria Hunt, L.P., a New Jersey limited partnership
     Audubon Ridge, L.P., a Pennsylvania limited partnership.
     BBCC Golf, L.P., a Pennsylvania limited partnership.
     Belmont Country Club, L.P., a Virginia limited partnership.
     Belmont Land, L.P., a Virginia limited partnership.
     Bennington Hunt, L.P., a New Jersey limited partnership.
     Bernards Chase, L.P., a New Jersey limited partnership.
     Binks Estates Limited Partnership, a Florida limited partnership.
     Blue Bell Country Club, L.P., a Pennsylvania limited partnership. Brandywine Knoll, L.P., a Pennsylvania limited partnership.
     Brandywine River Estates, L.P., a Pennsylvania limited partnership.
     Bridle Estates, L.P., a Pennsylvania limited partnership.
     Buckingham Woods, L.P., a Pennsylvania limited partnership.
     CC Estates Limited Partnership, a Massachusetts limited partnership. Calabasas View, L.P., a California limited partnership.
     Camden Forest Limited Partnership, a North Carolina limited partnership. Charlestown Hills, L.P., a New Jersey limited partnership.
     Chesterbrooke Limited Partnership, a New Jersey limited partnership. Chesterfield Hunt, L.P., a New Jersey limited partnership.
     Cobblestones at Thornbury, L.P., a Pennsylvania limited partnership.
     Cold Spring Hunt, L.P., a Pennsylvania limited partnership.
     Conant Valley Estates, L.P., a New York limited partnership.
     Crosswicks Chase, L.P., a New Jersey limited partnership.
     Dolington Estates, L.P., a Pennsylvania limited partnership.
     Eagle Farm Limited Partnership, a Massachusetts limited partnership. Edmunds-Toll Limited Partnership, an Arizona limited partnership.
     Eldorado Country Estates, L.P., a Texas limited partnership.
     Estates at Autumnwood, L.P., a Delaware limited partnership.
     The Estates at Brooke Manor Limited Partnership, a Maryland limited partnership.
     The Estates at Century Oak, L.P., a Virginia limited partnership.
     Estates at Coronado Pointe, L.P., a California limited partnership.
     The Estates at Potomac Glen Limited Partnership, a Maryland limited partnership.
     Estates at Princeton Junction, L.P., a New Jersey limited partnership. Estates at Rivers Edge, L.P., a Pennsylvania limited partnership.
     Estates at San Juan Capistrano, L.P., a California limited partnership. Estates at Shore Oaks, L.P., a New Jersey limited partnership.
     The Estates at Summit Chase, L.P., a California limited partnership.
     Fair Oaks Hunt, L.P., a Virginia limited partnership.
     Fairfax Station Hunt, L.P., a Virginia limited partnership.
     Fairfield Chase Limited Partnership, a Connecticut limited partnership. Fairway Mews Limited Partnership, a New Jersey limited partnership. Farmwell Hunt, L.P., a Virginia limited partnership.
     Franklin Chase Limited Partnership, a Massachusetts limited partnership. Franklin Farms Limited Partnership, a Massachusetts limited partnership. Franklin Oaks Limited Partnership, a Massachusetts limited partnership. Freehold Chase, L.P., a New Jersey limited partnership.
     Great Falls Hunt, L.P., a Virginia limited partnership.
     Greens at Waynesborough, L.P., a Pennsylvania limited partnership. Greenwich Chase, L.P., a New Jersey limited partnership.
     Greenwich Station, L.P., a New Jersey limited partnership.
     Holland Ridge, L.P., a New Jersey limited partnership.
     Hopewell Hunt, L.P., a New Jersey limited partnership.
     Huckins Farm Limited Partnership, a Massachusetts limited partnership Hunter Mill, L.P., a Virginia limited partnership.
     Hunterdon Chase, L.P., a New Jersey limited partnership.
     Huntington Estates Limited Partnership, a Connecticut limited partnership. Kensington Woods Limited Partnership, a Massachusetts limited partnership. Knolls of Birmingham, L.P., a Pennsylvania corporation.
     Lakeridge, L.P., a Pennsylvania limited partnership.
     Lakeway Hills Properties, L.P., a Texas limited partnership.
     Lakewood of Wellington, L.P., a Texas limited partnership.
     Laurel Creek, L.P., a New Jersey limited partnership.
     Mainland Ridge, L.P., a Pennsylvania limited partnership.
     Makefield Glen Limited Partnership, a Pennsylvania limited partnership. Mallard Lakes, L.P., a Texas limited partnership.
     Manalapan Hunt, L.P., a New Jersey limited partnership.
     Marshallton Chase, L.P.. a Pennsylvania limited partnership.
     Montgomery Chase, L.P., a New Jersey limited partnership.
     Montgomery Crossing, L.P., a New Jersey limited partnership.
     Montgomery Development, L.P., a New Jersey limited partnership.
     Mongomery Oaks, L.P., a New Jersey limited partnership.
     Moorestown Hunt, L.P., a New Jersey limited partnership.
     Mount Kisco Chase, L.P., a New York limited partnership.
     Newtown Chase Limited Partnership, a Connecticut limited partnership. Northampton Hunt, L.P., a Pennsylvania limited partnership.
     Norwalk Hunt Limited Partnership, a Connecticut limited partnership. Pickering Hill Farms, L.P., a Pennsylvania limited partnership.
     The Preserve Limited Partnership, a North Carolina limited partnership. The Preserve at Annapolis Limited Partnership, a Maryland limited partnership.
     Preserve at Boca Raton Limited Partnership, a Florida limited partnership. Preston Village Limited Partnership, a North Carolina limited partnership. Princeton Hunt, L.P., a New Jersey limited partnership.
     Providence Limited Partnership, a North Carolina limited partnership. Providence Hunt, L.P., a Pennsylvania limited partnership.
     Providence Plantation Limited Partnership, a North Carolina limited partnership.
     River Crossing, L.P., a Pennsylvania limited partnership.
     Rolling Greens, L.P., a New Jersey limited partnership.
     Rose Hollow Crossing Associates, a Pennsylvania limited partnership.
     Rose Tree Manor, L.P., a Pennsylvania limited partnership.
     Salem Chase, L.P., a New York limited partnership.
     Shrewsbury Hills Limited Partnership, a Massachusetts limited partnership. Somers Chase, L.P., a New York limited partnership.
     Somerset Development Limited Partnership, a North Carolina limited partnership.
     Southport Landing Limited Partnership, a Connecticut limited partnership. Springton Pointe, L.P., a Pennsylvania limited partnership.
     Suncoast Properties, L.P., a California limited partnership.
     TBB, L.P., a Pennsylvania limited partnership.
     TBI Belmont, L.P., a Pennsylvania limited partnership.
     TBI Laurel Creek, L.P., a Pennsylvania limited partnership.
     Tenby Hunt, L.P., a Delaware limited partnership.
     Thornbury Knoll, L.P., a Pennsylvania limited partnership.
     Thornbury Treatment Plant, L.P., a Pennsylvania limited partnership.
     Toll at Payne Ranch, L.P., a California limited partnership.
     Toll at Potomac Woods L.P., a Virginia limited partnership.
     Toll at Princeton Walk, L.P., a New Jersey limited partnership.
     Toll Land Limited Partnership, a Connecticut limited partnership.
     Toll Land II Limited Partnership, a New Jersey limited partnership.
     Toll Land III Limited Partnership, a Delaware limited partnership.
     Toll Land IV Limited Partnership, a New Jersey limited partnership.
     Toll Land V Limited Partnership, a New York limited partnership.
     Toll Land VI Limited Partnership, a New York limited partnership.
     Toll Land VII Limited Partnership, a New York limited partnership.
     Toll Land VIII Limited Partnership, a New York limited partnership.
     Toll Land X Limited Partnership, a Pennsylvania limited partnership.
     Toll Land XI Limited Partnership, a New Jersey limited partnership.
     Toll Land XII Limited Partnership, a New York limited partnership.
     Toll Land XIII Limited Partnership, a New York limited partnership.
     Toll Land XIV Limited Partnership, a New York limited partnership.
     Toll Land XV Limited Partnership, a Virginia limited partnership.
     Toll Land XVI Limited Partnership, a New Jersey limited partnership.
     Toll Land XVII Limited Partnership, a Connecticut limited partnership. Toll Land XVIII Limited Partnership, a Connecticut limited partnership. Toll Land XIX Limited Partnership, a California limited partnership.
     Toll Land XX Limited Partnership, a California limited partnership.
     Toll Land XXI Limited Partnership, a Virginia limited partnership.
     Toll Land XXII Limited Partnership, a California limited partnership.
     Toll Land XXIII Limited Partnership, a California limited partnership. Toll Land XXIV Limited Partnership, a Virginia limited partnership.
     Toll Naval Associates, a Pennsylvania general partnership.
     Toll Peppertree, L.P., a New York limited partnership.
     Trumbull Hunt Limited Partnership, a Connecticut limited partnership. Uwchlan Woods, L.P., a Pennsylvania limited partnership.
     Valley Forge Woods, L.P., a Pennsylvania limited partnership.
     Valley View Estates Limited Partnership, a Massachusetts limited partnership.
     Warwick Chase, L.P., a Pennsylvania limited partnership.
     Washington Greene Development, L.P., a New Jersey limited partnership. West Amwell Limited Partnership, a New Jersey limited partnership. Whiteland Woods, L.P., a Pennsylvania limited partnership.
     Whitford Ridge, L.P., a Pennsylvania limited partnership.
     Willowdale Crossing, L.P., a Pennsylvania limited partnership.
     Wilton Hunt Limited Partnership, a Connecticut limited partnership. Woodbury Estates, L.P., a New Jersey limited partnership.
     The Woods at Muddy Branch Limited Partnership, a Maryland limited partnership.
     Wrightstown Hunt, L.P., a Pennsylvania limited partnership.
     Yardley Estates, L.P., a Pennsylvania limited partnership.




     C.   Finance partnerships.

     Toll Brothers Finance Co., a New Jersey general partnership.
     TBI Finance Co. II, a New Jersey general partnership.


     D.   Business trust.

     First Brandywine Business Trust, a Delaware business trust.